                                                           Exhibit No. EX-23.h.9

                              FEE WAIVER AGREEMENT

                        GARTMORE VARIABLE INSURANCE TRUST

     FEE WAIVER  AGREEMENT,  effective as of May 1, 2006 by and between GARTMORE
SA CAPITAL TRUST (the "Service Provider") and GARTMORE VARIABLE INSURANCE TRUST,
a Delaware statutory trust (the "Trust"),  on behalf of each of the funds listed on Exhibit A (each, a "Fund").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940  Act"),  as an open end  management  company of the series type, and each Fund is a separate series of the Trust; and

     WHEREAS,   the  Trust  and  the  Service  Provider  have  entered  into  an
Master-Feeder Services Agreement (the "Services  Agreement"),  pursuant to which
the  Service   Provider  renders   Master-Feeder   Services  to  each  Fund  for
compensation  based on the value of the  average  daily net assets of that Fund;
and

     WHEREAS,  the Trust and the Service  Provider  have  determined  that it is appropriate  and in the best  interests  of each  Fund and its  shareholders  to maintain  the expenses of the Fund at a level below the level to which that Fund would otherwise be subject.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Fee Waiver Amount:

     1.1 The Service  Provider  shall waive 0.15% of the fees charged  under the
Services Agreement until at least May 1, 2007.

2.   Term and Termination of Agreement:

     2.1 This Agreement shall initially  continue until May 1, 2007 for any Fund covered  by the  Agreement  and  from  year to  year  thereafter  provided  such continuance is specifically  approved by a majority of the Trustees of the Trust who (i) are not  "interested  persons"  of the Trust or any other  party to this
Agreement,  as  defined  in the 1940 Act,  and (ii)  have no direct or  indirect
financial   interest  in  the  operation  of  this  Agreement   ("Non-Interested
Trustees").

3.   Miscellaneous:

     3.1 Captions.  The captions in this Agreement are included for  convenience of reference  only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     3.2 Interpretation. Nothing herein contained shall be deemed to require the
Trust  or a Fund to take  any  action  contrary  to the  Trust's  Agreement  and
Declaration  of Trust or By-Laws,  or any  applicable  statutory  or  regulatory requirement  to which it is  subject  or by which it is bound,  or to relieve or deprive the Trust's Board of Trustees of its  responsibility  for and control of the conduct of the affairs of the Trust or the Fund.

     3.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the Master-Feeder Services fee, the computations  of net asset  values,  and the  allocation  of expenses,  having a counterpart  in or  otherwise  derived  from the  terms  and  provisions  of the
Services  Agreement  or the 1940  Act,  shall  have the same  meaning  as and be resolved by reference to such Services Agreement or the 1940 Act.

     IN WITNESS WHEREOF,  the parties have caused this Agreement to be signed by their  respective  officers  thereunto  duly  authorized  and  their  respective corporate  seals to be  hereunto  affixed,  as of the day and year  first  above written.

                                            GARTMORE VARIABLE INSURANCE TRUST

                                            By:      /s/ James Bernstein
                                            Name: James Bernstein
                                            Title: Assistant Secretary

                                            GARTMORE SA CAPITAL TRUST

                                            By:      /s/ Gerald J. Holland
                                            Name: Gerald J. Holland
                                            Title: Senior Vice President

                                    EXHIBIT A

                     to the Expense Waiver Agreement between
                        GARTMORE VARIABLE INSURANCE TRUST
                                      and
                           GARTMORE SA CAPITAL TRUST

                                   May 1, 2006

         Name of Fund                                      Expense Waivers

         American Funds GVIT Growth Fund                            0.15%
         American Funds GVIT Global Growth Fund                     0.15%
         American Funds GVIT Asset Allocation Fund                  0.15%
         American Funds GVIT Bond Fund                              0.15%

_________________
*Effective  until at least May 1, 2007.  These expense waivers may be revised to decrease the waivers  after the  expiration of the agreed upon term, if mutually agreed upon by the parties.  They may also be revised to increase the waivers at any time if mutually agreed upon by the parties.